Exhibit 4.2

                   INFORMATION MANAGEMENT RESOURCES, INC.

                        DIRECTORS STOCK OPTION PLAN


                                 SECTION 1.
                                  PURPOSE

          The purpose of this Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                                 SECTION 2.
                                DEFINITIONS

          Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

          2.1 ANNUAL MEETING DATE means, with respect to each fiscal year, the date within such fiscal year on which the annual meeting of the shareholders of the Company is held. If in any fiscal year the Company shall not hold an annual meeting of shareholders, the Annual Meeting Date shall be deemed to occur on the 120th day of the fiscal year in which no such annual meeting of shareholders is held.

          2.2 BOARD means the Board of Directors of the Company.

          2.3 CODE means the Internal Revenue Code of 1986, as amended.

          2.4 COMMITTEE means the committee appointed by the Board pursuant to Section 5.

          2.5 COMMON STOCK means the common stock of the Company, $.1O par value per share, as defined in the Company's Articles of Incorporation, as the same may be amended from time to time, and shall also mean any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such stock are hereinafter exchanged or changed.

          2.6 COMPANY means Information Management Resources, Inc., a Florida corporation, and any successor to such organization.

          2.7 ELIGIBLE DIRECTOR means a director of the Company who is not an employee of the Company or a Parent or Subsidiary.

          2.8 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          2.9 EXERCISE PRICE means the price which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

          2.10 FAIR MARKET VALUE of each Share of Common Stock on any date shall mean the price determined below on the last business day immediately preceding the date of valuation:

               (a) The closing sales price per Share, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the Shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

               (b) If there is no price as specified in (a), the final reported sales price per Share, or if not reported, the mean of the closing high bid and low asked prices in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

               (c) If there also is no price as specified in (b), the price per Share determined by the Committee by reference to bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to Subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

               (d) If there also is no price as specified in (c), an amount per Share determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

          2.11. INTERIM GRANT DATE means the date on which an Eligible Director is first appointed or elected to the Board, if such Eligible Director is so appointed or elected on a date other an Annual Meeting Date.

          2.12 OPTION means an option granted under this Plan to purchase Shares; all Options granted under this Plan are intended by the Company to be nonqualified options which are not entitled to special tax treatment under, and do not satisfy the requirements of, Code Section 422.

          2.13 OPTIONEE means grantee of an Option.

          2.14 PARENT means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

          2.15 PLAN means the Information Management Resources, Inc. Directors Stock Option Plan, as amended from time to time.

          2.16 SHARE means a share of the Common Stock of the Company.

          2.17 STOCK OPTION GRANT CERTIFICATE means the written agreement or instrument which sets forth the terms of an Option granted to an Eligible Director under this Plan.

          2.18 SUBSIDIARY means any corporation which is a subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

          2.19 SURRENDERED SHARES means the Shares described in Section 9 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 9.

                                 SECTION 3.
                         SHARES SUBJECT TO OPTIONS

          One Hundred Fifty Thousand (150,000) Shares of Common Stock shall be reserved for issue under this Plan. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company.
Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under Section 9 shall not again become available for use under this Plan.

                                 SECTION 4.
                               EFFECTIVE DATE

          The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the terms of any Options then outstanding.

                                 SECTION 5.
                               ADMINISTRATION

          The Plan shall be administered by the Committee, which shall consist of two (2) or more directors appointed by the Board. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to Section 14, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Eligible Director, and on each other person directly or indirectly affected by such action.

                                 SECTION 6.
                                ELIGIBILITY

          Each Eligible Director shall be entitled to participate in the Plan and shall be eligible to receive those grants of Options which shall be applicable to such Eligible Director pursuant to the terms and conditions of Section 7.

                                 SECTION 7.
                              GRANT OF OPTIONS

          7.1 REGULAR GRANTS. An Option to purchase Ten Thousand (10,000) Shares (as adjusted, pursuant to Section 12) shall automatically be granted to each Eligible Director on the Annual Meeting Date in 1998. Subsequent Options to purchase Ten Thousand (10,000) Shares shall automatically be granted every other Annual Meeting Date thereafter, so that Options shall be granted hereunder every two (2) years. Options shall continue to be granted hereunder so long as this Plan continues in effect, or until the Shares available for grant shall no longer be sufficient to grant each Eligible Director an Option for the number of Shares determined according to this Subsection 7.1, at which time Options shall be granted to each director to acquire a number of shares determined by allocating all Shares remaining available for grant hereunder among the Eligible Directors then entitled to a grant hereunder. Eligible Directors shall not be entitled to any payment of cash hereunder in lieu of receiving Options. Each grant of an Option shall be evidenced by a Stock Option Grant Certificate, and each Stock Option Grant Certificate shall incorporate such other terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year. Any Option granted to an Eligible Director shall, at his request, be issued to, in the name and for the benefit of the entity through which such Eligible Director has invested in the Company.

          7.2 INTERIM GRANTS. Each Eligible Director who is first appointed or elected to the Board on an Interim Grant Date shall be granted an Option on such Interim Grant Date to purchase a number of Shares of Common Stock equal to the product (rounded to the nearest One Hundred (100) Shares) of Ten Thousand (10,000) multiplied by a fraction, the numerator of which is the number of days during the period beginning on such Interim Grant Date and ending on the next following Annual Meeting Date on which Options shall be granted pursuant to Section 7.1, and the denominator of which is Seven Hundred Thirty (730).

          7.3 INITIAL GRANTS. Upon the consummation of an underwritten public offering of the Company's Common Stock (an "IPO"), an Option to purchase Ten Thousand (10,000) Shares (as adjusted, pursuant to Section 12) shall automatically be granted to each Eligible Director (an "Initial Grant"). An Optionee shall be entitled to acquire fifty percent (50%) of the Shares subject to an Initial Grant on the Annual Meeting Date in 1997. An Optionee shall be entitled to acquire one hundred percent (100%) of the Shares subject to an Initial Grant on the Annual Meeting Date in 1998.


                                 SECTION 8.
                      TERMS AND CONDITIONS OF OPTIONS

          8.1 EXERCISE PRICE. The Exercise Price for each Option granted shall be the Fair Market Value of the Common Stock on the second to last business day preceding the date that the Option is automatically granted; provided, however, that the Exercise Price for each Option granted pursuant to Section 7.3 shall be the price for the Company's Common Stock first offered to the public as of the consummation of the IPO.

          8.2 VESTING OF OPTIONS. Each Option granted under the Plan shall vest as provided below unless otherwise specified in the Plan or the Stock Option Grant Certificate. For purposes of the Plan, that portion of an Option which is vested may be exercised by the Optionee according to the terms and conditions of the Plan.

               (a) An Optionee shall be entitled to acquire fifty percent (50%) of the Shares subject to an Option on the date on which the Optionee completes twelve (12) months of continuous service on the Board following the date of grant of such Option;

               (b) An Optionee shall be entitled to acquire one hundred percent (100%) of the Shares subject to an Option on the date on which the Optionee completes twenty-four (24) months of continuous service on the Board following the date of grant of such Option.

          8.3 TERM OF OPTION. Each Option granted under the Plan shall include an expiration date, which shall be set forth in the Stock Option Grant Certificate. Unless otherwise provided in the Stock Option Grant Certificate, the termination of service of an Optionee as a member of the Board by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and such Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date that such Optionee ceased to be a member of the Board by reason of such Optionee's death or for any other reason.

          Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant Certificate, but no Stock Option Grant Certificate shall:

          (a) make an Option exercisable before the date such Option is granted; or

          (b) make an Option exercisable after the earlier of the first to occur of the following (at which time such option shall be deemed to have terminated):

               (i) immediately at the time and on the date such Option is exercised in full;

               (ii) at 5:00  p.m.,  EST,  on the date  which  is the  tenth
(10th) anniversary of the date such Option is granted;

               (iii) at 5:00 p.m., EST on the thirtieth (30) day following the date an Optionee ceases to be a member of the Board of Directors for any reason other than his death or disability; or

               (iv) at 5:00 p.m., EST on the ninetieth (90) day following the date that an Optionee ceases to be a member of the Board of Directors by reason of his death or disability.

          8.4 TIME AND MANNER OF OPTION EXERCISE. Any vested and exercisable Option is exercisable in whole or in part at any time or from time to time prior to the expiration of an Option by giving written notice, signed by the person exercising the Option, to the Company stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Exercise Price for the number of Shares to be purchased. The date and time upon which the Company's Secretary or Treasurer shall have received both such notice and payment shall be the date and time of exercise of the Option as to the number of Shares described by the Optionee. No Option may be exercised at any time with respect to a fractional share. Any Option of a deceased Optionee may be exercised, to the extent vested at the time of such Optionee's death, by the estate of such Optionee or by a person or persons whom the Optionee has designated in writing filed with the Company, or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

          8.5 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price may be in cash, by cashier's check, by personal check, or by promissory note of the Optionee. The Committee may also provide in an exercise agreement upon exercise of an Option that, in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company Shares of Common Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option price at the Fair Market Value of such Shares on the date of exercise. A promissory note tendered in payment of the Exercise Price shall be in a form designated by the Committee, shall be signed by the Optionee (which signature shall be notarized or guaranteed) and shall include substantially the following terms: interest on the principal amount of the note shall accrue at a per annum rate equal to the prime rate as announced from time to time by the principal bank of the Company, or if the Company has no principal bank, that rate announced by the Wall Street
Journal as the prevailing "prime rate" of interest per annum; equal payments of principal and interest shall be payable in installments for a period determined by the Committee following exercise, and upon the expiration of such period the entire unpaid principal amount, together with accrued by unpaid interest, shall be due and payable; and the Optionee executing the note shall be personally liable for timely payment of the unpaid principal balance and all accrued by unpaid interest.

          8.6 TRANSFERABILITY. The right of any Optionee to exercise an Option granted under the Plan shall, during the lifetime of such Optionee, be exercisable only by such Optionee or by a person who obtained such Option pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the rules thereunder (a "QDRO"), and shall not be assignable or transferable by such Optionee other than by will or by the laws of descent and distribution or by a QDRO.

          8.7 LIMITATION OF RIGHTS.

               (a) LIMITATION AS TO SHARES. Neither the recipient of an Option under the Plan nor an Optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Shares.

               (b) LIMITATION AS TO DIRECTORSHIP. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a member of the Board for any period of time or at any particular rate of compensation.

               (c) REGULATORY APPROVAL AND COMPLIANCE. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an Option under the Plan, without obtaining to the complete satisfaction of the Board the approval of all regulatory bodies deemed necessary by the Board and without complying, to the Board's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Board. In addition, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fail to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                                 SECTION 9.
                           SURRENDER OF OPTIONS

          9.1 GENERAL RULE. The Committee, in its absolute discretion may incorporate a provision in a Stock Option Grant Certificate to allow an Optionee to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that

               (a) the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares, and

               (b)  the  Option  to  purchase   such  Shares  is  otherwise
exercisable.

          9.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant Certificate to the Committee (or to its delegate) together with a statement signed by the Optionee which specifies the number of Shares ("Surrendered Shares") as to which the Optionee surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

          9.3 PAYMENT. An Optionee in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee acting in its absolute discretion can approve or disapprove an Optionee's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

          9.4 RESTRICTIONS. Any Stock Option Grant Certificate which incorporates a provision to allow an Optionee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                SECTION 10.
                          SECURITIES REGISTRATION

          Each Stock Option Grant Certificate may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Optionee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant Certificate also may provide that, if so requested by the Company, the Optionee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, or legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                SECTION 11.
                               LIFE OF PLAN

          No Option shall be granted under this Plan on or after the earlier of:

               (a) The tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable; or

               (b) The  date on  which  all of the  Shares  reserved  under
Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                SECTION 12.
                                ADJUSTMENT

          The number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan and the Exercise Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Options granted under this Plan and the Exercise Price of such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

                                SECTION 13.
                       SALE OR MERGER OF THE COMPANY

          If the Company: (i) agrees to sell substantially all of its assets for cash or property or for a combination of cash and property, (ii) agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, or (iii) agrees to dissolve the Company or liquidate its assets, then immediately following such time that the Company manifests its agreement in writing to do any of the foregoing, at the direction and discretion of the Board, or as is otherwise provided in the Stock Option Grant Certificates, either (a) each Option shall be exercisable for a period of thirty (30) days following delivery of written notice to each holder of an Option (after which such Option shall expire), or (b) each Option may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Optionee otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 9 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                SECTION 14.
                          AMENDMENT OR TERMINATION

          This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the
Company: (i) to increase the number of Shares reserved under Section 3, except as set forth in Section 12, (ii) to extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 8, (iii) to decrease the minimum Exercise Price under Section 7, or (iv) to change the designation of Optionees eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless: (a) the Optionee consents in writing to such modification, amendment or cancellation, or (b) there is a dissolution or liquidation of the Company or a transaction described in
Section 12 or Section 13 of this Plan.

                                SECTION 15.
                               MISCELLANEOUS

          15.1 WITHHOLDING. The exercise or surrender of any Option granted under this Plan shall constitute an Optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Stock Option Grant Certificate may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole Shares of Common Stock duly endorsed for transfer and owned by the Optionee, or by authorizing the Company to withhold Shares of Common Stock otherwise issuable upon exercise of the Option, in either case in that number of Shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act.

          15.2 CONSTRUCTION. This Plan shall be construed under the laws of the State of Florida.

                             FIRST AMENDMENT TO
                 THE INFORMATION MANAGEMENT RESOURCES, INC.
                        DIRECTORS STOCK OPTION PLAN


     WHEREAS, CGI Group Inc. ("CGI") has entered into an Agreement and Plan of Merger, dated as of February 21, 2001, with IMRglobal Corp. ("IMR") and CGI Florida Corporation (a wholly-owned subsidiary of CGI) (the "Merger Agreement") pursuant to which IMR will become a wholly-owned subsidiary of CGI as of the Effective Time (as defined in the Merger Agreement);

     WHEREAS, IMR has established the Directors Stock Option Plan (the "Plan") which provides for the grant of stock options to non-employee directors of IMR to purchase common stock of IMR;

     WHEREAS, the Merger Agreement provides that all outstanding and unexercised stock options granted under the Plan shall cease to represent a right to acquire IMR common stock and shall be converted into options to acquire the Class A Subordinate Shares, without par value, of CGI and that CGI shall assume each IMR stock option subject to the terms of the Plan and any agreements evidencing the grants made thereunder;

     WHEREAS, pursuant to Section 12 of the Plan, the Board has the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended) the number of shares reserved under Section 3 of the Plan, and the number of shares subject to stock options granted under the Plan, and the exercise price of any options in the event of any corporate transaction described in Section 424 which provides for the substitution or assumption of such stock options;

     WHEREAS, pursuant to Section 14 of the Plan, the Plan may be amended by the Board of Directors of IMR (the "Board") from time to time to the extent that the Board deems necessary or appropriate; and

     WHEREAS, this first amendment of the Plan as follows below will not
(1) increase the number of shares reserved under Section 3 of the Plan, (2) extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 8, (3) decrease the minimum exercise price under Section 7 or (4) change the designation of optionees eligible for stock options under Section 6.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately following the Effective Time:

     1.   Section 1, Section 2.2 (the definition of "Board"), Section 7.1,
          Section 8.7, Section 12, Section 13 and Section 14 of the Plan are amended to change the references to "the Company" to "CGI."

     2.   Section 2.2 is amended to add after the word "CGI" the following:

               "or any such persons designated by the Board."

     3.   A new Section 2.3 is added to provide the following:

               "2.3 CGI means CGI Group Inc., a company organized under the laws of the province of Quebec (Canada), and any successor to such organization."

          All subsequent subsections in Section 2 and all references thereto are hereby renumbered accordingly.

     4. Section 2.6 (formerly Section 2.5) is amended in its entirety to provide the following:

               "2.6 COMMON STOCK means the Class A Subordinate Shares of CGI, without par value, and shall also mean any other stock or securities (including any other share or securities of an entity other than CGI) for or into which the outstanding shares of such stock are hereinafter exchanged or changed."

     5.   Section 2.7 (formerly Section 2.6), Section 2.16 (formerly
          Section 2.15) and the title of the Plan are amended to replace the words "Information Management Resources, Inc." with
          "IMRglobal Corp."

     6. Section 2.11 (formerly Section 2.10) is amended in its entirety to provide the following:

               "2.11 FAIR MARKET VALUE means, as of any specified date, the mean of the high and low sales prices of the Shares reported on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. In the event Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     7.   Section 2.12 (formerly Section 2.11), Section 4, Section 7.2,
          Section 8.2, Section 8.3 and Section 8.7(b) are amended to replace the term "Board" with the words "board of the Company."

     8. The first two sentences of Section 3 are amended in their entirety to provide the following:

               "Five hundred thirty nine thousand, one hundred and twenty three (539,123) Shares of Common Stock shall be reserved for issue under this Plan following the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Company, CGI and CGI Florida Corporation), as adjusted pursuant to Section 12 hereof. Such Shares shall be reserved, to the extent that CGI and the Company deem appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by CGI."

     9. Section 8.1 is amended to add "Subject to adjustment in accordance with Section 12," prior to the beginning of that sentence and to delete the term "Company's".

     10. Section 10 is amended to change the references to "Company" to "Company or CGI".

     11. Section 11 is amended to delete the period at the end thereof and to add the following:

               "; or

               (c) the Effective Time as defined in the Agreement and Plan of Merger, dated as of February 21, 2001, by and among CGI, the Company and CGI Florida Corporation, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable."

IN WITNESS WHEREOF, this amendment to the Information Management Resources, Inc. Directors Stock Option Plan is hereby executed.



  WITNESS AS TO IMRglobal CORP.             IMRglobal CORP.

  By:  /s/ Dilip Patel                      By:  /s/ Vincent Addonisio
     -------------------------------           ---------------------------
           Dilip Patel                               Vincent Addonisio

  Date:  July 25, 2001                      Date:  July 25, 2001
         ---------------------------               -----------------------





  WITNESS AS TO CGI GROUP INC.              CGI GROUP INC.

  By:  /s/ Christiane Jodoin                By:  /s/ Serge Godin
     -------------------------------           ---------------------------
           Christiane Jodoin                         Serge Godin

  Date:  July 26, 2001                      Date:  July 26, 2001
         ---------------------------              ------------------------